Exhibit 10.1

RiT TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

RiT TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting") of RiT Technologies Ltd. (the "Company") will be held on December 20, 2004 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel, for the following purposes:

1.

To elect four directors to the Board of Directors of the Company;

2.

To re-elect two outside directors to the Board of Directors of the Company for an additional three year term and to approve a related amendment to the Articles of Association of the Company;

3.

To reappoint the Company's independent auditors, KPMG Somech Chaikin, and to authorize the Audit Committee of the Board of Directors to fix the remuneration of the auditors in accordance with the volume and nature of their services;

4.

To approve the Company's Directors and Officers Liability Insurance Policy;

5.

To approve the grant to each of the directors of the Company except to the external directors, of options to purchase 30,000 ordinary shares of the Company;

6.

To approve the grant to the external directors of the Company in respect of the forthcoming three year term of their service to commence on January 1, 2005, compensation in the form of securities of the Company, which is relative to the compensation in securities of the Company granted to the ‘other directors’ of the Company;

7.

To ratify certain transactions with related parties;

8.

To consider the Consolidated Financial Statements of the Company for the year ended December 31, 2003;

9.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on November 15, 2004 are entitled to notice of, and to vote at the Meeting. All shareholders are cordially invited to attend the Annual General Meeting in person.

Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly in the pre-addressed envelope provided. No postage is required if mailed in the United States.  Shareholders who attend the Meeting may revoke their proxies and vote their shares in person.

Joint holders of shares should take note that, pursuant to Article 32(d) of the Articles of Association of the Company, the vote of the senior of joint holders of any shares who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of the shares, and for this purpose seniority will be determined by the order in which the names appear in the Company's Register of Members.

By Order of the Board of Directors,

/s/ Yehuda Zisapel

Chairman of the Board of Directors

Dated: November 22, 2004

The Annual Report of the Company for the fiscal year ended December 31, 2003, including financial statements, is enclosed, but is not a part of the proxy solicitation material.

RiT TECHNOLOGIES LTD.

24 Raoul Wallenberg Street

Tel Aviv 69719, Israel

PROXY STATEMENT

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.1 nominal value (the "Ordinary Shares"), of RiT Technologies Ltd. ("RiT" or the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders.  The Meeting will be held on December 20, 2004 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel.

The agenda of the Annual General Meeting is as follows:

1.

To elect four directors to the Board of Directors of the Company;

2.

To re-elect two outside directors to the Board of Directors of the Company for an additional three year term and to approve a related amendment to the Articles of Association of the Company;

3.

To reappoint the Company's independent auditors, KPMG Somech Chaikin, and to authorize the Audit Committee of the Board of Directors to fix the remuneration of the auditors in accordance with the volume and nature of their services;

4.

To approve the Company's Directors and Officers Liability Insurance Policy;

5.

To approve the grant to each of the directors of the Company, except for the external directors of options to purchase 30,000 ordinary shares of the Company;

6.

To approve the grant to the external directors of the Company in respect of the forthcoming three year term of their service to commence on January 1, 2005, of compensation in the form of securities of the Company, which is relative to the compensation in securities of the Company granted to the ‘other directors’ of the Company;

7.

To ratify certain transactions with related parties;

8.

To consider the Consolidated Financial Statements of the Company for the year ended December 31, 2003;

9.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Company currently is not aware of any other matters which will come before the Annual General Meeting.  If any other matters properly come before the Annual General Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed.  Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting.  Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than two hours prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above.  On all matters considered at the Annual General Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company.  Only shareholders of record at the close of business on November 15, 2004 will be entitled to vote at the Annual General Meeting. Proxies are being mailed to shareholders on or about November 22, 2004, and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact.  The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

The Company had outstanding on 13,993,481 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two or more shareholders conferring in the aggregate 35% of the outstanding Ordinary Shares, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2004, the number of shares owned beneficially by (i) all shareholders known to the Company to own beneficially more than 5% of the Company's shares, and (ii) all directors and officers as a group.

Name	Number of Ordinary Shares Owned Excluding Options	Number of Ordinary Shares Beneficially Owned	Beneficially Owned as Percent of Total Shares as of September 30, 2004[1]
Yehuda Zisapel[2]	2,142,793	2,404,579	17%
Zohar Zisapel[3]	1,753,621	1,854,514	13%
Kern Capital Management LLC[4]	1,349,900	1,349,900	10%
Special Situations Private Equity Fund	1,107,200	1,384,000	10%
Special Situations Technology Fund II	930,000	1,162,500	8%
All directors and officers as a group (fifteen persons including Yehuda and Zohar Zisapel)	2,958,903	3,959,475	28%

(1)

Based on 17,306,428 Ordinary Shares outstanding as of September 30, 2004, including warrants and any options granted under the Director's Share Incentive Plan or Key Employee Share Incentive Plan and exercisable within 60 days.

(2)

Includes 1,335,650 shares held of record by Retem Networks Ltd., of which Yehuda Zisapel is the beneficial owner.

(3)

Includes 430,571 shares and 100,893 warrants to purchase shares held of record by Lomsha Ltd., of which Zohar Zisapel is the beneficial owner.

(4)

Kern Capital Management LLC purchased our shares in public trading. The information is based on Schedule 13G filed by Kern Capital on August 31, 2004.

ITEM 1 - ELECTION OF DIRECTORS

At the Annual General Meeting, shareholders will be asked to elect the following four directors to our Board of Directors to serve until the next Annual General Meeting or their earlier resignation or removal:

Yehuda Zisapel

Liam Galin

Zohar Gilon

Liora Katzenstein

A brief biography of each director nominee is set forth below.

The following information is supplied with respect to each person recommended to be elected by the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees.

Name	Principal Occupation or Employment with the Company	Age	Director Since	Number of Ordinary Shares Beneficially Owned as of September 30, 2003(3)
Yehuda Zisapel(1)	Founder and Director of RAD Data Communications Ltd.	62	1989	2,404,579
Liam Galin(1)	President and CEO of the Company	37	2000	393,300
Zohar Gilon(2)	Chief Executive Officer of Tamar Technology Ventures	57	1995	60,000
Liora Katzenstein(2)	President of Institute for the Study of Entrepreneurship and Management of Innovation	48	2003	0

________________

(1)

Member of the Share Incentive Committee.

 (2)

Member of Audit Committee of the Board of Directors.

 (3)

Includes options exercisable within 60 days of September 30, 2004.

Mr. Yehuda Zisapel is a co-founder of the Company and has served as Chairman of the Board of the Company since its inception and is also a director of RiT Technologies, Inc. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd. ("RAD"), a leading worldwide data communications company headquartered in Israel, and of Bynet Data Communications Ltd. ("BYNET") and its subsidiaries. Mr. Zisapel also is Chairman of the Board of Directors of RADWARE Ltd., and a director of other companies in the RAD-Bynet Group, including SILICOM Ltd., and several private companies. We have certain dealings with members of the RAD-BYNET Group.  Mr. Zisapel has a B.Sc. and an M.Sc. degrees in Electrical Engineering from the Technion, Israel Institute of Technology ("Technion") and an M.B.A. degree in Business Administration from Tel Aviv University. Messrs. Yehuda Zisapel and Zohar Zisapel are brothers.

Mr. Liam Galin joined the Company in June 1998 as Vice President of Research and Development.  In March 2000, Mr. Galin was appointed President and CEO and director of the Company and RiT Technologies, Inc.  Prior to joining the Company, Mr. Galin served in the Israeli Defense forces for nine years, as the head of a research and development department in the fields of data and telecommunications.  Mr. Galin holds B.Sc. and M.Sc. degrees in Electrical Engineering from Tel Aviv University.

Mr. Zohar Gilon has been a Director of the Company since 1995. Mr. Gilon is the Chief Executive Officer of Tamar Technology Ventures, a venture capital partnership which invests primarily in Israeli companies.  Previously, he served as Managing Director of Shaked Technologies Ltd., a company which has served since April 1982 as a consultant to and representative of major U.S. electronics and aerospace companies. From October 1993 until August 1995, he served as President of W.S.P. Capital Holdings Ltd., which provides investment banking and underwriting services in Israel and invests in real estate and high-technology projects in Israel and abroad. Mr. Gilon is a private investor in numerous high technology companies, including affiliates of ours in Israel, and is a director of Silicom, RADCOM, AVT Ltd., Ceragon Ltd., RAD Ventures and WisAir Ltd. He has a B.Sc. degree in Electrical Engineering from the Technion and a M.B.A. from Tel Aviv University.  Mr. Gilon serves as an independent director of the Company.

Prof. Liora Katzenstein became a director of RiT as of February 15, 2003. Prof. Katzenstein divides her time between the worlds of business and academy. Her experience as Associate Dean of TISOM (Tel Aviv International School of Management), a private international business school in Tel Aviv, led directly to her initiative in bringing Swinburne University of Technology's renowned Entrepreneurship and Innovation program to Israel in the framework of ISEMI (Institute for the Study of Entrepreneurship and Management of Innovation), where she serves as Founder and President since 1996. As one of the pioneers of entrepreneurial education in Israel, she has published many articles and lectured on this and related subjects at most of Israel's prestigious universities and management institutions, as well as at major public organizations and private technology based corporations. She holds an MALD degree in Law and Diplomacy from Tufts University, Boston, a Visiting Doctoral Scholarship at the Harvard Graduate School of Business Administration and a Ph.D. degree in International Economics from the University of Geneva.  In addition, Prof. Katzenstein is a member of the Board of Directors of several companies including Clal Industries & Investments, Discount Issuers Ltd., Bezeq Globe, Amanet, RADWare and RADVision (the latter two companies are part of the RAD BYNET Group).

It is proposed that at the Annual General Meeting the following Resolutions be adopted:

“RESOLVED, that Yehuda Zisapel be elected to the Board of Directors effective immediately.

RESOLVED, that Liam Galin be elected to the Board of Directors effective immediately; and

RESOLVED, that Zohar Gilon be elected to the Board of Directors effective immediately; and

RESOLVED, that Liora Katzenstein be elected to the Board of Directors effective immediately.

Approval of this matter will require the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter.

The Board of Directors recommends that the shareholders vote FOR approval of the election of the above-mentioned nominees.

ITEM 2 - ELECTION OF OUTSIDE DIRECTORS

Companies incorporated under the laws of Israel whose shares have been offered to the public, such as the Company, are required by the Israeli Companies Law, 5759-1999 (the ”Companies Law”) to appoint at least two outside directors.  To qualify as an outside director, an individual may not have, and may not have had at any time during the previous two years, any affiliations with the Company or its affiliates, as such terms are defined in the Companies Law.  In addition, no individual may serve as an outside director if the individual’s position or other activities create or may create a conflict of interest with his or her role as an outside director.  For a period of two years from termination of an outside director, the Company may not appoint such former outside director as a director or employee of the Company or receive professional services from such former outside director for compensation.

The outside directors are required to be elected by the shareholders.  The term of an outside director is three years and may be extended for an additional three years.  Other directors are elected annually.  All of the outside directors of a company must be members of its Audit Committee and each other committee of a company’s board of directors that exercises the power of the board must include at least one outside director.

Israel Freider and Hagen Hultzch became outside directors on January 1, 2002 and their first term will expire on January 1, 2005.  Accordingly, at the Meeting, shareholders will be asked to re-elect Messieurs Freider and Hultzch as outside directors for a second term of three years. According to the Israeli Companies Law, the term of a director commences upon his election, unless the company’s articles of association permit a later effective date. Since the Meeting will be held before the expiration of Messieurs Freider and Hultzchs’ first term, we are asking the shareholders to amend our Articles of Association to allow Messieurs Freider and Hultzchs’ second term to commence on the expiration date of their first term.

The following information is supplied with respect to each person recommended to be elected as an outside director to the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees:

Name	Principal Occupation or Employment with the Company	Age	Director Since	Number of Ordinary Shares Beneficially Owned as of September 30, 2003(3)
Israel Freider(2)	Chief Executive Officer of Kardan Communications Ltd.	54	2002	20,000
Hagen Hultzch(2)	Former Member of the Board of Management of Deutsche Telekom	64	2002	20,000

________________

(1)

Member of the Share Incentive Committee.

(2)

Member of Audit Committee of the Board of Directors.

(3)

Includes options exercisable within 60 days of September 30, 2004.

Mr. Israel Frieder was appointed as a director of RiT as of January 1, 2002. Mr. Frieder is the Chief Executive Officer of Kardan Communications Ltd. Mr. Frieder's previous positions include serving as the Corporate Vice President of Business Development & Strategic Planning of ECI Telecom, the President of ECI Telecom, Inc., and the President of Network Systems of Tadiran Telecommunication Ltd. While at Tadiran, Mr. Frieder served as a director of Tadiran Telecommunications Canada, Inc., ECI – Tadiran Synchronous System Limited Partnership, Tadiran Telecommunications Public Switching Ltd., Tadiran Telecom (Kunming) Co. Ltd. (Joint Venture), Tadiran Telecommunication UK Ltd., and TNN – Tadiran Newbridge Networks Ltd. Mr. Frieder also served as the President of Elisra Tadiran, Public Switching Ltd. and served as a director of Motorola Tadiran Cellular Ltd. (PelePhone). Mr. Frieder holds a B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology and an M.B.A. in Operational Research from the Hebrew University in Jerusalem.

Dr. Hagen Hultzsch was appointed as a director of RiT as of January 1, 2002. Dr. Hultzsch is originally a nuclear physicist with computing and telecommunications background and has been a Member of the Board of Management of Deutsche Telekom responsible for the Technology and Services Division since 1993. Earlier he served Volkswagen AG as Corporate Executive Director Organization and Information Systems, reporting to the CEO from 1985 to 1993. Prior to that, he worked for EDS, Electronic Data Systems as their Director of the Technical Services Group in Germany starting in 1985. From 1977, he was head of the Computer Center at the Heavy Ion Research Center in Darmstadt, Germany. He is now serving on several boards as a director, including the chair of the Supervisory Boards of Voice Objects AG and T-Systems Solutions for Research, a member of the boards of SCM-Microsystems, of TranSwitch Corporation, of VPIsystems, and of ICANN, a member of the Supervisory Boards of Leybold Optics GmbH, of Authentidate International AG, of Heraeus Tenevo AG and others. Dr. Hultzsch received his Ph.D. in physics from Johannes Gutenberg University in Mainz, Germany.

It is proposed that at the Annual General Meeting the following Resolutions be adopted:

“RESOLVED, that the Company’s Articles of Association be amended by adding the following to the end of Article 39(c) thereof:

‘Notwithstanding anything to the contrary herein, the term of a Director may commence as of a date later than the date of the Shareholder Resolution electing said Director, if so specified in said Shareholder Resolution.’

RESOLVED, that if the foregoing amendment to the Articles of Association of the Company is implemented, the Board of Directors of the Company shall be authorized, in its discretion, to restate the Articles of Association of the Company, which shall be referred to thereafter as the “First Amended and Restated Articles of Association” of the Company.

RESOLVED, that Israel Freider and Hagen Hultzch be, and each of them hereby is, reappointed as an outside director to the Board of Directors for an additional three year period commencing on January 1, 2005.”

The approval of the amendment to the Articles of Association Approval will require the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, and the election of outside directors requires the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, including at least one third of the shares of non-controlling shareholders voted on the matter (unless the total number of shares of non-controlling shareholders voted against the election of the outside directors does not exceed one percent of the outstanding Ordinary Shares).

.

The Board of Directors recommends that the shareholders vote FOR approval of the election of the above-mentioned nominees.

ITEM 3 - REAPPOINTMENT OF AUDITORS

KPMG Somech Chaikin, Certified Public Accountants (Israel), was nominated by the Board of Directors of the Company and the Audit Committee thereof for reappointment as independent auditors of the Company until the Company’s next annual meeting of shareholders. KPMG Somech Chaikin has no relationship with the Company or with any affiliate of the Company except as auditors and, to a limited extent, as tax consultants. The Board of Directors believes that such limited non-audit function does not affect the independence of KPMG Somech Chaikin. The shareholders will also be asked to authorize the Board of Directors to delegate to its Audit Committee the authority to fix the compensation of the auditors.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that the Company's auditors, KPMG Somech Chaikin be, and they hereby are, appointed as auditors of the Company until the Company’s next annual meeting of shareholders, and that the Board of Directors be, and it hereby is, authorized to delegate the authority to fix the compensation of the auditors to the Audit Committee thereof."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote FOR approval of this proposed Resolution.

ITEM 4- APPROVAL OF COMPANY'S DIRECTORS AND OFFICERS

LIABILITY INSURANCE

The Companies Law and our Articles of Association authorize the Company, subject to shareholder approval, to purchase an insurance policy for the benefit of our officers and directors for liability by reason of acts or omissions committed while serving in their respective capacities as officers or directors.

The Companies Law provides that a company may not enter into an insurance policy which would provide coverage for the liability of an officer or director for: (a) a breach of his or her duty of loyalty, except if he or she acted in good faith and had a reasonable cause to assume that such act would not prejudice the interests of the Company and is otherwise permitted by law; (b) a breach of his or her duty of care committed intentionally or recklessly; (c) an act or omission done with the intent to unlawfully recognize personal gain; or

(d) a fine or monetary settlement imposed upon him or her.

Under the Israeli Companies Law, the insurance of directors and officers requires the approval of our Audit Committee, Board of Directors and shareholders.

On July 19, 2004 and on September 23, 2004 our Audit Committee and our Board of Directors, approved the purchase of a directors and officers' liability insurance policy from NIC Insurance Company for the period commencing on July 20, 2004 and ending on July 20, 2005. The coverage under the policy is $5,000,000; the premium paid by the Company is $115,000 and the Company contribution for each securities claim under the policy is $250,000. The policy also provides that the officers and directors of the Company shall have preference in respect of any sums paid to the Company pursuant to the policy for their benefit, over any other creditors of the Company. The shareholders are being asked to approve the purchase by the Company of such insurance coverage for the benefit of our directors and officers.

It is proposed that at the Annual General Meeting the following resolution be adopted:

"RESOLVED, that the purchase of a directors and officers' liability insurance policy from NIC Insurance Company with aggregate coverage of $5,000,000, for the period commencing on July 20, 2004 and ending on July 20, 2005 and the renewal thereafter from time to time, on substantially the same terms thereof, for the benefit of all directors and officers of the Company that may serve from time to time, is hereby approved."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

Since as of the date hereof, Messieurs Yehuda and Zohar Zisapel who are brothers, Galin, and Barel own an aggregate of 34% of our outstanding ordinary shares, a special majority vote is required for approval of the coverage of the directors Messieurs Yehuda Zisapel, Galin, and Barel.  With respect to the coverage of such directors, the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a personal interest in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares).  For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest by marking their vote in the appropriate line.  Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s immediate family (or spouses thereof) or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of our ordinary shares.

The Board of Directors recommends a vote FOR the approval of the proposed resolution.

ITEM 5 – GRANT OF OPTIONS TO ALL DIRECTORS
EXCEPT FOR OUTSIDE DIRECTORS

On November 4, 2004 our Audit Committee followed by our Board of Directors, resolved, subject to shareholder approval, to approve the grant to each director of the Company, other than the outside directors, of options to purchase up to 30,000 Ordinary Shares of the Company, with one third to be vested on February 2, 2005 and one third to be vested every year thereafter, provided each is still a director of the Company. The exercise price shall be equal to the closing price for the Company's shares on the last day of trading prior to the date of this Meeting.

The directors of the Company, other than the outside directors, are:

Yehuda Zisapel

Meir Barel

Liora Katzenstein

Zohar Gilon

Liam Galin

All option grants were made under the Company’s 2003 Share Option Plan and under the Capital Gains Route of Section 102(b)(2) of the Israeli Income Tax Ordinance (the “Ordinance”), except for the options granted to Yehdua Zisapel, Chairman of the Board of Directors, which were granted under Section 3(9) of the Ordinance.

Under the Israeli Companies Law, the grant by the Company of options to purchase Ordinary Shares to our directors requires the approval of our Audit Committee, followed by our Board of Directors, and then by our shareholders.  Our Audit Committee and Board of Directors have approved the foregoing option grants.  The shareholders are being asked to approve such option grants.

The affirmative vote of the holders of a majority of the Ordinary Shares present, in person or by proxy, and voting on the matter is required for the approval thereof.

Since Messieurs Yehuda and Zohar Zisapel who are brothers, Galin and Barel.own an aggregate of 34% of our outstanding ordinary shares, a special majority vote is required for approval of the grant of options to the directors Messieurs Yehuda Zisapel, Galin, and Barel.  With respect to the options of such directors, the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a personal interest in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares).  For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest by marking their vote in the appropriate line.  Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any members of the shareholder’s immediate family (or spouses thereof) or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of our ordinary shares.

It is proposed that at the Meeting the following resolutions be adopted:

“RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares to Yehuda Zisapel, all in accordance with the terms approved by the Audit Committee and Board of Directors;

RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares to Meir Barel, all in accordance with the terms approved by the Audit Committee and Board of Directors;

RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares to Liora Katzenstein, all in accordance with the terms approved by the Audit Committee and Board of Directors;

RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares to Zohar Gilon, all in accordance with the terms approved by the Audit Committee and Board of Directors; and

RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares to Liam Galin, all in accordance with the terms approved by the Audit Committee and Board of Directors.”

The Board of Directors recommends a vote FOR the approval of the proposed resolution.

ITEM 6 – GRANT OF COMPENSATION IN THE FORM OF SECURITIES TO OUTSIDE DIRECTORS

The provision of compensation (including options) and reimbursement of expenses to outside directors of Israeli companies is regulated by the Companies Law, the Companies Regulations (Rules Regarding Compensation and Expenses to an Outside Director), 2000, as amended (the “Regulations”), and the Companies Regulations (Alleviation for Public Companies whose Shares are Traded on a Stock Exchange Outside of Israel), 2000, as amended.

Under the Companies Law and the Regulations, the grant of options to outside directors generally requires the approval of a company’s audit committee, followed by the approval of its board of directors, and then the approval of its shareholders.

The Regulations state that a company is entitled to decide that compensation for external directors will not be an annual fee and compensation for attendance at meetings, but rather a form of compensation set in proportion to that of the “Other Directors” (as defined in the Regulations) in the company, provided that at least two Other Directors serve on the Board of Directors. The term Other Director generally refers to a director who is not: (i) an external director, (ii) a controlling shareholder, (iii) an employee or service provider of the company, (iv) an employee, director or service provider of an entity that is a controlling shareholder of the company or of an entity controlled by a controlling shareholder of the company, or (v) a director not receiving compensation by the company (compensation in the form of securities constitutes compensation for these purposes).  Our Company currently has at least two Other Directors serving on our Board of Directors.

On November 4, 2004, our Audit Committee, followed by our Board of Directors, resolved, subject to shareholder approval, that during the three-year duration of their second term, our external directors shall receive compensation in the form of options to purchase the Company’s Ordinary Shares which shall be set in proportion, on a one to one basis, to the compensation in the form of options to purchase the Company’s Ordinary Shares granted to all the Other Directors in the Company.  To the extent that the compensation in the form of options to purchase the Company’s Ordinary Shares granted to each of the Other Directors in the Company is not identical, such proportion shall be calculated based on the average compensation in options to purchase the Company’s Ordinary Shares granted to all the Other Directors in the Company, such average to be calculated based on the number of options, the vesting conditions, exercise price and any other terms and conditions of the options granted to the Other Directors. In the event of a doubt as to the calculation of such average, it shall be determined conclusively by the Board of Directors of the Company.  Accordingly, it was resolved, subject to shareholder approval, to approve the grant to each of our external directors, Israel Freider and Hagen Hultzch, in respect of the three-year duration of their second term, options to purchase 30,000 Ordinary Shares, with one third to be vested on February 2, 2005 and one third to be vested every year thereafter, provided each is still then a director of the Company. The exercise price shall be equal to the closing price for the Company's shares on the last day of trading prior to the date of this Meeting.

In addition, the Regulations specify that such securities be granted in the framework of a benefit plan for all of a company’s directors that are not external directors and for additional officers in the company, except that directors who are controlling shareholders may be excluded from said grant of options.  The option grants to our outside directors described above were made under the Company’s 2003 Share Option Plan and the options grants to Israel Frieder were made under the Capital Gains Route of Section 102(b)(2) of the Ordinance.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, that during the three-year duration of their second term, our external directors shall receive compensation in the form of options to purchase the Company’s Ordinary Shares which shall be set in proportion, on a one to one basis, to the compensation in the form of options to purchase the Company’s Ordinary Shares granted to all the “Other Directors” (as defined in the Companies Regulations (Rules Regarding Compensation and Expenses to an Outside Director)) in the Company.  To the extent that the compensation in the form of options to purchase the Company’s Ordinary Shares granted to each of the Other Directors in the Company is not identical, such proportion shall be calculated based on the average compensation in options to purchase the Company’s Ordinary Shares granted to all the Other Directors in the Company, such average to be calculated based on the number of options, the vesting conditions, exercise price and any other terms and conditions of the options granted to the Other Directors. In the event of a doubt as to the calculation of such average, it shall be determined conclusively by the Board of Directors of the Company.  Accordingly, it was resolved, to approve the grant of options to purchase 30,000 Ordinary Shares, to each of our outside directors, Israel Freider and Hagen Hultzch in accordance with the terms approved by the Audit Committee and Board of Directors.”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 7 - RATIFICATION OF TRANSACTIONS WITH CERTAIN RELATED PARTIES

Mr. Yehuda Zisapel and Mr. Zohar Zisapel are founders and principal shareholders of the Company. Mr. Yehuda Zisapel is a director of the Company and Mr. Zohar Zisapel was a director until December 1, 2003. They are also the founders, directors and principal shareholders of several other companies which, together with the Company and their respective subsidiaries and affiliates, are known as the RAD-BYNET Group.  The Company has entered into certain transactions with members of the RAD-BYNET Group, as set forth below.

The approval of the shareholders of the Company is required under the Companies Law since Mr. Yehuda Zisapel and Mr. Zohar Zisapel may be deemed together to be controlling shareholders and have an interest in the said transactions.

We believe that the terms of these transactions are beneficial to us and generally no less favorable to us than terms which might be available to us from unaffiliated third parties.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that following their approval by the Audit Committee and the Board of Directors of the Company, in compliance with the requirements of the Israeli Companies Law, 5759-1999, that the following transactions with interested parties are hereby ratified:

1.

The rental of an aggregate of 26,490 square feet of office, manufacturing and warehousing premises in Tel Aviv from Zisapel Properties (1992) Ltd., and Klil and Michael Properties (1992) Ltd., (affiliates of Yehuda Zisapel and Zohar Zisapel, respectively); and further

2.

The rental by RiT Technologies Inc. of 606 square feet of office premises in Mahwah, New Jersey from RAD Data Communications Inc. (“RAD” Inc.”) and the receipt of various administrative services from RAD Inc.; and further

3.

The provision of personnel and administrative services to the Company by RAD Data Communications Ltd. (“RAD”) and/or Bynet Data Communications Ltd. (“Bynet”) and the reimbursement to RAD and/or Bynet for their providing such services; and further

4.

Arrangement between the Company and Bynet Systems Applications Ltd. (“Bynet Applications”) according to which Bynet Applications will market on a non-exclusive basis certain products of the Company in Israel.

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the meeting in person or by proxy and voting on the matter is required for the approval thereof.  Since Yehuda Zisapel and Zohar Zisapel, who together own approximately 25% of the Ordinary Shares, are deemed to be controlling shareholders, a special majority vote will be required for the approval of this matter. In such event, the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a personal interest in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares).  For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest in this matter.  Under the Companies Law, a “personal interest” of a shareholder (i) includes an interest of any members of the shareholder’s immediate family (or spouses thereof) or an interest of a company with respect to which the shareholder (or such a family member thereof) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of our ordinary shares.

The Board of Directors recommends a vote FOR approval of the proposed Resolution. Since Mr. Yehuda Zisapel has an interest in the foregoing proposed resolution, he refrains from making a recommendation with respect to such resolution.

ITEM 8 - CONSIDERATION OF THE FINANCIAL STATEMENTS

At the Annual General Meeting, the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2003 will be presented.  This item will not involve a vote of the shareholders. The Annual Report of the Company for the fiscal year ended December 31, 2003, including financial statements, is enclosed, but is not a part of the proxy solicitation material.

OTHER BUSINESS

Management knows of no other business to be transacted at the meeting; but, if any other matters are properly presented to the meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Yehuda Zisapel

Chairman of the Board of Directors

Dated: November 22, 2004

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